As filed with the Securities and Exchange Commission on January 30, 2012
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________________________________
ACUITY BRANDS, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________

Delaware	58-2632672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1170 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia 30309-7676 (Address, including zip code, of principal executive offices)
_____________________________________________
Acuity Brands, Inc. 2011 Nonemployee Director Deferred Compensation Plan
(Full title of plan)
_____________________________________________
Richard K. Reece
Executive Vice President and Chief Financial Officer
Acuity Brands, Inc.
1170 Peachtree Street, N.E., Suite 2400
Atlanta, Georgia 30309
(404) 853-1400
____________________________________________
Copies to:
Keith M. Townsend
King & Spalding LLP
1180 Peachtree Street, N.E.
Atlanta, Georgia 30309
(404) 572-4600
____________________________________________
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☑	Accelerated Filer ☐	Non-accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	213,920	$57.60(1)	$12,321,792(1)	$1,412.08
Deferred Compensation Obligations(2)	$6,000,000	100%	$6,000,000	$687.60

(1)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices per share ($57.60 per share) of Common Stock of Acuity Brands, Inc. as reported on the New York Stock Exchange on January 23, 2012.

(2)
The Deferred Compensation Obligations are unsecured obligations of Acuity Brands, Inc. to pay deferred compensation to directors of the Registrant who participate in the Acuity Brands, Inc. 2011 Nonemployee Director Deferred Compensation Plan in accordance with its terms.

EXPLANATORY NOTE
Acuity Brands, Inc. (“Acuity,” the “Registrant” or the “Company”) has previously filed a registration statement on Form S-8 on November 2, 2006 (File No. 333-138384) and a post effective amendment to such registration statement on September 27, 2007 (File No. 333-138384) (together with the registration statement, the “Prior Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”) (i) an aggregate of 300,000 shares of the Company's common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Company's 2006 Nonemployee Director Deferred Compensation Plan (the “Prior Plan”) and (ii) $4,000,000 of deferred compensation obligations under the Prior Plan. The Company is filing this registration statement on Form S-8 (the “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register (x) an additional 213,920 shares of Common Stock to be issued to non-employee directors of the Company pursuant to the Acuity Brands, Inc. 2011 Non-Employee Directors Deferred Compensation Plan (the “Plan”) and (y) an additional $6,000,000 of Deferred Compensation Obligations payable under the Plan. The Plan replaces the Prior Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to directors of the Registrant as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The contents of the Prior Registration Statement are incorporated by reference into this Registration Statement. In addition, the following documents have been previously filed by the Registrant with the Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

(a)	The Company's Annual Report on Form 10‑K for the year ended August 31, 2011;

(b)	The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 2011;

(c)	The Company's Current Report on Form 8-K filed with the Commission on October 5, 2011 (excluding Item 2.02); and

(d)
The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10/A (File No. 001-16583) dated November 9, 2001, filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.
Any statement contained in any document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement.
Item 8.    Exhibits.

Exhibit	Description
5.1*	Opinion of King & Spalding LLP.
10.1
Acuity Brands, Inc. 2011 Non-Employee Director Deferred Compensation Plan, filed as Exhibit A to the Company's Proxy Statement, filed with the Commission on November 21, 2011 and incorporated herein by reference.

23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of King & Spalding LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page).
_________________________
*    Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Acuity Brands, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 30th day of January, 2012.
ACUITY BRANDS, INC.

By:	/S/ VERNON J. NAGEL
Vernon J. Nagel Chairman, President, and Chief Executive Officer
KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Richard K. Reece and Vernon J. Nagel, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such persons and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated on the 30th day of January, 2012.

Signature	Title

/s/ VERNON J. NAGEL	Chairman, President, and Chief Executive Officer
Vernon J. Nagel

/s/ RICHARD K. REECE	Executive Vice President and Chief Financial Officer (Principle Financial and Accounting Officer)
Richard K. Reece

/s/ PETER C. BROWNING	Director
Peter C. Browning

/s/ GEORGE C. (JACK) GUYNN	Director
George C. (Jack) Guynn

/s/ GORDON D. HARNETT	Director
Gordon D. Harnett

/s/ ROBERT F. MCCULLOUGH	Director
Robert F. McCullough

/s/ JULIA B. NORTH	Director
Julia B. North

/s/ RAY M. ROBINSON	Director
Ray M. Robinson

/s/ NORMAN H. WESLEY	Director
Norman H. Wesley

/s/ NEIL WILLIAMS	Director
Neil Williams

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of King & Spalding LLP.
10.1
Acuity Brands, Inc. 2011 Non-Employee Director Deferred Compensation Plan, filed as Exhibit A to the Company's Proxy Statement, filed with the Commission on November 21, 2011 and incorporated herein by reference.

23.1	Consent of Ernst & Young LLP.
23.2	Consent of King & Spalding LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).